Exhibit 4.1

                INTERSTATE POWER AND LIGHT COMPANY


                       OFFICER'S CERTIFICATE


                    Dated as of August 2, 2004


                      ______________________


               Reopening a Series of Debt Securities


                 6.30% Senior Debentures due 2034


                      ______________________


                     Pursuant to the Indenture
                    Dated as of August 20, 2003

                       OFFICER'S CERTIFICATE

           The undersigned, the Vice President and Treasurer of Interstate Power and Light Company, an Iowa corporation (the "Company"), hereby certifies as provided below pursuant to Section 301 of the Indenture, dated as of August 20, 2003 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, successor, as Trustee (the "Trustee"). This Officer's Certificate, dated August 2, 2004, is delivered, pursuant to authority granted to the undersigned by resolutions adopted January 28, 2004 by the Board of Directors of the Company, for the purpose of reopening pursuant to Section 301 of the Indenture a series of securities under the Indenture, which series was previously created, whose terms were previously set forth and to whose form were previously established, in each case pursuant to an Officer's Certificate, dated as of May 3, 2004 (the "May Certificate"), in accordance with Section 201 of the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

        1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the  Indenture  through  one or  more  Officer's  Certificates
and pursuant  to  such   authorization   and  in  accordance  with  the
Indenture this Officer's Certificate is being delivered to the Trustee to reopen the series of Securities created by the May Certificate, increasing the aggregate principal amount of such Securities by $25,000,000.

        2. As established by the May Certificate, the title of the series of Securities shall be "6.30% Senior Debentures due 2034"(herein called the "Debentures").

        3.    The aggregate  principal  amount of the Debentures
which may be  authenticated  and delivered  under the Indenture shall
be U.S.$125,000,000   ($25,000,000  of  which  may  be  authenticated
and delivered pursuant to this Officer's Certificate and $100,000,000 of which was authenticated and delivered pursuant to the May Certificate), except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 304, 305, 306, 406 or 1206 of the Indenture. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 301 of the Indenture.

        4. The Debentures shall be issuable in denominations of $1,000 and any integral multiple thereof.

        5.    Subject  to  earlier   redemption,   the   principal  of
the Debentures shall be payable in U.S. dollars on May 1, 2034.

        6. The Debentures shall bear interest at the rate of 6.30% per annum; such interest shall accrue from May 6, 2004 (or from and including the most recent interest payment date to which interest on the Debentures has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be
May 1 and  November 1 in each year,  commencing  November  1, 2004;
the Regular Record Dates for the determination of Holders to whom interest is payable shall be (1) the Business Day next preceding
each  Interest   Payment  Date,   if  the   Debentures   remain  in
book-entry  only form, or (2) on the fifteenth  calendar day before


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each  Interest  Payment  Date,  if the  Debentures do not remain in
book-entry  only  form.   Interest  on  the  Debentures   shall  be
payable in U.S. dollars.

        7. Pursuant to the Indenture, the Trustee has been appointed as the Security Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and transfer agent
of  the   Debentures.   The   principal  of  and  interest  on  the
Debentures shall be payable at the office of the Paying Agent, which shall initially be located in the Borough of Manhattan, The
City of New York.

        8.    The  Debentures  shall be  redeemable  at the  option
of the Company  at any  time in  whole  or from  time to time in part at a
Redemption  Price  equal to the sum of  (a)100%  of the  principal amount  of the  Debentures  being  redeemed,  (b)accrued  interest thereon to the Redemption Date, and (c)the  Make-Whole  Amount, if
any, with respect to such Debentures; provided, however, that installments of interest on Debentures due on an Interest Payment
Date which occurs on or before any Redemption Date shall be payable to the Holders of such Debentures who were registered
Holders  as  of  the  close  of   business   on  the  Record   Date
immediately preceding such Interest Payment Date.

        9. The terms defined below shall, for all purposes of the Debentures under the Indenture and this Officer's Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:

           "Make-Whole   Amount"  means,  in  connection  with  any
optional redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, as determined on the third Business Day preceding the date such notice of redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (ii) the aggregate principal amount of the Debentures being redeemed. The Make-Whole Amount shall be calculated by the Company and set forth in a certificate of an Authorized Officer delivered to the Trustee, and the Trustee shall be entitled to rely on said certificate.

           "Reinvestment Rate" means .20% plus the arithmetic mean of the yields under the headings "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount of the Debentures being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

           "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

        10. The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder.

        11.   The   Debentures   shall  not  be   convertible   into
other securities of the Company or exchangeable for securities of another issuer.

        12.   Satisfaction   and   discharge   under  Section  701  of
the Indenture  shall  be  applicable  to  the   Debentures;   provided,
however, that prior to any such satisfaction and discharge, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (b) since the date of execution of this Officer's Certificate, there has been a change in the applicable Federal income tax law, in either case to the effect that,  and based  thereon such opinion  shall confirm
that,  the  Holders  of  such   Outstanding   Securities  will  not
recognize income, gain or loss for Federal income tax purposes as a result of such satisfaction and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

        13.   The  Debentures  shall  initially  be  issued in whole
in the form of one or more permanent global Securities. The Depository Trust Company ("DTC"), a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall initially serve as the  depositary  for such global  Security or  Securities.
For so long as DTC shall be the  depositary,  all Debentures  shall be  registered  in its  name or in the name of a  nominee  thereof.
While  the   Debentures   are  evidenced  by  one  or  more  global
Securities,  the  depositary  or its  nominee,  as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the depositary's participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or
notices  given  under  the  Indenture.   The  global   Security  or
Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.

        14. Except as herein described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or DTC is at
any  time   unwilling,   unable  or   ineligible   to  continue  as
depositary  and a  successor  depositary  is not  appointed  by the
Company  within  90  days,  the  Company  shall  issue   individual
Debentures  in   certificated   form  to  owners  of   "book-entry"
ownership  interests in exchange for the Debentures  held by DTC or its nominee, as the case may be. In such instance, an owner of a "book-entry" ownership interest will be entitled to physical
delivery  of  certificates   equal  in  principal  amount  to  such
"book-entry" ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $1,000 or any multiple thereof.

        15. Additional terms regarding the Debentures are as set forth in the form of the Debentures set forth below.

        16.   The form of the Debentures shall be substantially as follows:

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                INTERSTATE POWER AND LIGHT COMPANY

                 6.30% SENIOR DEBENTURES DUE 2034

No.                                                $_______________
                                              CUSIP No. 461070 AD 6

      INTERSTATE POWER AND LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________
($__________) on May 1, 2034 and to pay interest on said principal sum from May 6, 2004, or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually, in arrears, on May 1 and November 1 of each year (each such date, an "Interest Payment Date"), commencing November 1, 2004 at the rate of 6.30% per annum to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business, on the Regular Record Date for such interest, which shall be (1) the Business Day next preceding each such Interest Payment Date, if the Debentures remain in book-entry only form, or (2) on the fifteenth calendar day before each interest payment date, if the Debentures do not remain in book-entry only form. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the
Trustee, notice whereof shall be given to Holders of Debentures not later than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, or any book-entry system which may be applicable to this Debenture and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

      Payment of the principal of and interest on any Debenture that is not a global Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on any global Debenture will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Debenture for all purposes under the Indenture. Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Additional provisions of this Debenture are continued on the two pages following the execution and authentication of this Debenture and such provisions have the same effect as though fully set forth in this place.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, INTERSTATE POWER AND LIGHT COMPANY has caused this instrument to be duly executed under its corporate seal.


Dated: __________ __, 20__


                               INTERSTATE POWER AND LIGHT COMPANY



                               By:
                                 ---------------------------------
                                 Name
                                 Title

Attest:



-------------------------
Authorized Officer



                     Trustee's Certificate of Authentication
                     ---------------------------------------

   This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.

                               J.P. MORGAN TRUST COMPANY,  NATIONAL
                               ASSOCIATION,
                                    as Trustee



                               By:
                                  -------------------------------
                                  Authorized Officer

                INTERSTATE POWER AND LIGHT COMPANY
                 6.30% SENIOR DEBENTURES DUE 2034


      This  Debenture  is  one  of  a  duly  authorized   issue  of
Debentures  of  the  Company,   designated  as  its  "6.30%  Senior
Debentures   due  2034"  (herein  called  the  "Debentures"),   in
aggregate principal amount of $125,000,000, issued under an Indenture, dated as of August 20, 2003 (herein call the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, successor, as Trustee (the "Trustee"), to which Indenture and the Officer's Certificates, dated May 3,
2004, and August 2, 2004, setting forth the terms and conditions of the Debentures, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debenture are, and are to be, authenticated and delivered.

      The Company may redeem the Debentures at any time at the Company's option, in whole or in part, at a redemption price equal to the sum of the principal amount of the Debentures the Company redeems, accrued interest on that principal amount to the redemption date and the Make-Whole Amount (as defined in the Officer's Certificate), if any, with respect to those Debentures.

      If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions, provided in the Indenture.

      The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; provided that no such modification may, without the consent of the Holder of each Outstanding Debenture, (i) change the Stated Maturity of, the principal of, or any installment of principal of or interest on (except as provided in Section 312 of the Indenture), any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debenture or (ii) reduce the percentage in principal amount of the Outstanding Debentures of any series or any Tranche thereof, the consent of the Holders of which is required for any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations, including, if this Debenture is a global Debenture, the limitations set forth on the first page hereof, therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in The City of New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

      All terms  used in this  Debenture  which are  defined in the
Indenture  shall  have  the  meanings   assigned  to  them  in  the
Indenture.

      THIS  DEBENTURE   SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

           IN WITNESS WHEREOF, the undersigned has set his hand as of the day and year first above written.


                          INTERSTATE POWER AND LIGHT COMPANY


                               By:  /s/ Thomas L. Hanson
                                    -------------------------
                                    Thomas L. Hanson
                                    Vice President and Treasurer